UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2015 (December 16, 2015)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 16, 2015, AMC Entertainment Holdings, Inc. completed the acquisition of Starplex Cinemas (“Starplex”). All 33 Starplex theatres with 346 screens acquired have been included in our network since January, 2010 under a network affiliate agreement that would have terminated in October, 2017. These theatres and screens remain in our network and become part of our long-term Exhibitor Services Agreement (“ESA”) as of the acquisition date with an initial term ending on February 13, 2037.

On December 16, 2015, National CineMedia, Inc. (“NCM, Inc.”), as sole manager of National CineMedia, LLC (“NCM LLC”), provided written notice setting forth the determination of common membership units due to AMC Starplex, LLC (“AMCST”) as shown in the table below, in accordance with the Common Unit Adjustment Agreement dated as of February 13, 2007, by and among NCM, Inc., NCM LLC, Regal CineMedia Holdings, LLC (“Regal”), American Multi-Cinema, Inc. (“AMC”), Cinemark Media, Inc. (“Cinemark”), Regal Cinemas, Inc. (“RCI”) and Cinemark USA, Inc. Regal, AMC and Cinemark are referred to collectively as the “Founding Members.” The “Founding Member Group” means, with respect to each Founding Member, the Founding Member, its ESA Party, and their Affiliates. Any undefined capitalized term has the meaning given it in the Common Unit Adjustment Agreement. The common membership units are expected to be issued on December 31, 2015, the settlement date.

Under the Common Unit Adjustment Agreement, the adjustment of membership units is conducted annually, except that a Common Unit Adjustment will occur for a specific Founding Member (or designee) if its acquisition or disposition of theatres, in a single transaction or cumulatively since the most recent Common Unit Adjustment, results in an extraordinary attendance increase or decrease in excess of two percent of the annual total attendance as determined on the prior adjustment date. AMC’s acquisition of Starplex, combined with single theatre acquisitions and new theatre construction activity during 2015, meets such criteria as it results in an extraordinary attendance increase of 2.3%. As a result of this extraordinary attendance increase, a full Common Unit Adjustment was performed for AMC and included the Starplex acquisition, newly constructed theatres and single theatre acquisitions for the period of January 2, 2015 through December 16, 2015 (from the 2014 annual Common Unit Adjustment date to the Starplex acquisition date). Following is a summary of the NCM LLC ownership units that will result from this most recent Common Unit Adjustment:

Founding Member Group	Number of Units Owned Prior to Extraordinary Adjustment (as of Dec. 16, 2015)	Number of Units Issued per Extraordinary Adjustment	Total Number of Units Owned Post Extraordinary Adjustment (as of Dec. 16, 2015)
AMC	19,663,664	4,399,324	24,062,988
Cinemark	25,631,046	0	25,631,046
Regal	26,409,784	0	26,409,784
NCM, Inc. (1)	59,018,867	0	59,018,867

Total	130,723,361	4,399,324	135,122,685

(1)	Excludes the issuance of NCM LLC units with respect to restricted shares which have vested and stock options which have been exercised subsequent to October 1, 2015 as these NCM LLC units are issued at each quarter end.

Following the issuance of these common membership units pursuant to the Common Unit Adjustment Agreement, each Founding Member Group’s ownership interest in NCM LLC will change as follows:

Founding Member Group	Ownership Interest Prior to Extraordinary Adjustment (as of Dec.16, 2015)	Ownership Interest Post Extraordinary Adjustment (as of Dec. 16, 2015)	Change
AMC	15.04%	17.81%	+ 2.77
Cinemark	19.61%	18.97%	- 0.64
Regal	20.20%	19.54%	- 0.66
NCM, Inc. (1)	45.15%	43.68%	- 1.47

(1)	Excludes the issuance of NCM LLC units with respect to restricted shares which have vested and stock options which have been exercised subsequent to October 1, 2015 as these NCM LLC units are issued at each quarter end.

Pursuant to NCM, Inc.’s Amended and Restated Certificate of Incorporation and NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement, as amended, members of NCM LLC, other than NCM, Inc., may choose to have common membership units redeemed, and NCM, Inc. may elect to issue cash or shares of its common stock on a one-for-one basis. Therefore, the NCM LLC units issued to the Founding Members may be redeemable for an equal number of shares of NCM, Inc.’s common stock.

Neither NCM, Inc. nor NCM LLC received any cash consideration in exchange for the issuance of the units. In addition to the issuance of the units, cash will be paid in lieu of partial units in the amounts of $3.24 to AMC.

The units will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering. Appropriate legends will be affixed to the securities issued in this transaction. The Founding Members had adequate access, through business or other relationships, to information about NCM, Inc.

Discussion of Common Unit Adjustment Calculation

Methodology

The Common Unit Adjustment Agreement provides a mechanism for adjusting membership units held by the Founding Members, based on increases or decreases in attendance associated with new theatre construction or acquisitions and dispositions or closures by each Founding Member as discussed below. The adjustment of membership units pursuant to this agreement are conducted annually, except that an earlier adjustment will occur for a Founding Member if its acquisition or disposition of theatres, in a single transaction or cumulatively since the most recent adjustment, will cause a change of 2% or more in the total annual attendance.

Increases in attendance associated with theatre additions are included in the unit adjustment if arising from acquisition of a theatre or opening of a newly constructed theatre, except that lease renewals and extensions are not included and acquired theatres, subject to an agreement with an alternative cinema advertising provider, will not be included until certain run out payments are made to NCM LLC by the Founding Member acquiring the theatre pursuant to its ESA or until such third party cinema advertising agreement expires.

Decreases in attendance associated with theatre dispositions are included in the unit adjustment if arising from the closure or sale of a theatre, unless the purchaser or sub lessee enters into an agreement with NCM LLC similar to the ESA, the theatre is closed at or after the end of its lease term in effect on February 13, 2007 (the Common Unit Adjustment Agreement date), the theatre is closed at the end of an initial term of a lease entered into after February 13, 2007, or a non-digitized theatre is closed within the last three years of the term of a lease in effect on February 13, 2007 (the closing date of NCM, Inc.’s initial public offering).

The increases in attendance for acquired theatres that were open for the full twelve months prior to the acquisition date are calculated based on the attendance for the twelve months prior to the acquisition date and decreases in attendance for theatres that were disposed are based on the attendance for the twelve months prior to the disposition date; however, if an acquired or new build theatre was not operating during the entire twelve months prior to the acquisition date (in the case of an acquired theatre), the change in annual attendance is calculated based on 75% of the projected, year 1 annual attendance for such theatre, as determined in approving development by the Founding Members’ board of directors (or other investment committee designated by the board). Additionally, in the calculations for adjustment upon acquisition, new openings, closures or disposition, only 50% of the attendance is included for theatres that were not digitized.

In the case of acquired or new build theatres in which the 75% of projected, year 1 annual attendance was used in prior Common Unit Adjustments, an additional adjustment or “true-up” was made to the net increases and decreases in attendance. This adjustment was calculated as the variance between the attendees applied in the prior Common Unit Adjustment and the actual, year 1 attendance for such theatres.

Discussion of changes in screens and attendance:

The aggregate net attendance adjustment used in calculating the Common Unit Adjustment was an increase of 15,760,030 attendees as described below.

•	The total attendance increase due to new builds and acquisitions was 14,969,968 attendees, of which

•	13,049,340 related to the acquired Starplex theatres.

•	1,920,628 related to newly constructed or single theatre acquisitions.

A total of 433 screens were added resulting in an average attendance per added screen of approximately 34,573.

•	The total attendance increase due to an adjustment between the projected, year 1 attendance of 7 new build and acquired theatres or 64 screens included in the prior Common Unit Adjustment and the actual, year 1 attendance for these theatres was 790,062 attendees.

Calculation of the Common Unit Adjustment (1): (as of December 16, 2015, except as noted)

Outstanding NCM LLC Equity Equivalents (2)	131,238,897
Times – NCM, Inc. Share Price (3)	$14.5384

NCM LLC Equity Value	$1,908,003,580
NCM LLC Long-Term Funded Debt	$941,000,000
Less: NCM LLC Cash and Cash Equivalents	($6,837,355)

NCM LLC Enterprise Value	2,842,166,225

Divided by – Attendance Total (4)	700,331,935

NCM LLC Enterprise Value per Attendee	$4.0583130

Times – aggregate Net Attendance Adjustment (for the period January 2, 2015 through December 16, 2015)	15,760,030

Common Unit Adjustment Equivalent (Value of aggregate Net Attendance Adjustment)	$63,959,135

Divided by – NCM, Inc. Share Price (3)	$14.5384

Common Unit Adjustment (in whole units)	4,399,324

Cash paid in lieu of partial units issued Founding Members	$3.24

(1)	Terms as defined in the Common Unit Adjustment Agreement.
(2)	Includes 59,018,070 60-day weighted average shares of NCMI outstanding common stock, 71,704,494 60-day weighted average NCM LLC units held by the Founding Members and 516,333 restricted shares and outstanding options deemed exercised under the treasury stock method.
(3)	Represents the 60-day weighted average share price of NCM, Inc. up to, but not including, December 16, 2015.
(4)	Includes attendees from (i) Founding Members, (ii) network affiliates and (ii) certain Rave theatres previously acquired by AMC and Cinemark under contract with another cinema advertising provider for which AMC and Cinemark pay integration payments to NCM LLC.

Item 7.01	Regulation FD Disclosure.

In accordance with the ESA dated as of February 13, 2007, by and between NCM, Inc. and AMC., the issuance of 3,642,650 of the 4,399,324 total common units issued from this adjustment were directly related to the Starplex acquisition and resulted in the cancellation of the short-term Starplex network affiliate agreement and the Starplex theatres became subject to the long-term ESA that has a remaining term of over 21 years. As a result, the economic model associated with these theatres converted from a payment based on an agreed upon percentage of revenue attributable to the Starplex screens to the founding member economic model as outlined in the ESA. Based on current ESA rates, AMC will be paid $0.0756 per attendee plus $1,790 per digital screen per year including a fee related to the higher quality digital cinema projectors. In addition, as provided in the ESA, NCM LLC will be entitled to receive payments for the purchase of on-screen advertising time at a rate specified in the ESA in order to satisfy AMC’s on-screen advertising obligation under their beverage concessionaire agreements. The aggregate affect of this conversion, if it had been in place for all of 2015, would have benefitted NCM LLC’s operating income by approximately $3 million. This higher operating income, combined with the 19 year extension in the term of the agreement relating to the acquired theatres offsets the NCM, Inc., Cinemark and Regal percentage ownership dilution resulting from the issuance of NCM LLC units to AMC.

In addition, AMC is required to reimburse NCM LLC approximately $0.3 million for the current net book value of NCM LLC capital expenditures invested in digital network technology within the acquired Starplex theatres prior to the acquisition date. This cash payment is expected to result in a zero net gain/loss to NCM LLC but will be included as an addition to the available cash to be distributed to all NCM LLC members (including NCM, Inc.) based on their ownership percentage of NCM LLC units in accordance with the National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 from the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on May 6, 2011.)

10.1	National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.1.1	First Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of March 16, 2009, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1.1 from the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on August 7, 2009.)

10.1.2	Second Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of August 6, 2010, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on August 10, 2010.)

10.1.3	Third Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated September 3, 2013, by and among American Multi-Cinema, Inc., AMC ShowPlace Theatres, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC, Regal Cinemas, Inc. and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1.3 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on September 9, 2013.)

10.2	Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.6 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.3	Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (Incorporated by reference to Exhibit 10.11 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.4	Amended and Restated Exhibitor Services Agreement dated as of December 26, 2013, by and between National CineMedia, LLC and American Multi-Cinema, Inc. (Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.2.4 to NCM, Inc.’s Annual Report on Form 10-K (File No. 001-33296) filed on February 21, 2014).

Exhibit	Description

10.5	Amended and Restated Exhibitor Services Agreement dated as of December 26, 2013, by and between National CineMedia, LLC and Cinemark USA, Inc. (Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.3.4 to NCM, Inc.’s Annual Report on Form 10-K (File No. 001-33296) filed on February 21, 2014).

10.6	Amended and Restated Exhibitor Services Agreement dated as of December 26, 2013, by and between National CineMedia, LLC and Regal Cinemas, Inc. (Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.4.4 to NCM, Inc.’s Annual Report on Form 10-K (File No. 001-33296) filed on February 21, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: December 18, 2015	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC
	By:	National CineMedia, Inc., its manager

Dated: December 18, 2015	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary